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                                                                    EXHIBIT 99.1

[LOGO] TRIAD
       HOSPITALS, INC.                                              NEWS

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                                                           FOR IMMEDIATE RELEASE

Investor Contact:                                                 Media contact:
Deborah Little                                            Patricia G. Ball, Ed D
Investor Relations Coordinator                    Vice President, Marketing & PA
and Executive Assistant to CFO                                      972-789-2719
972-701-2259

                TRIAD APPOINTS HOSPITAL MANAGEMENT CEO, KEEPS QHR

Dallas, TX (October 1, 2001) - Triad Hospitals, Inc. (the "Company" or "Triad") (NYSE: TRI) today announced the appointment of Dan Moen as Executive Vice President of Hospital Management where he will serve as Chief Executive Officer of Quorum Health Resources (QHR), the Company's hospital management subsidiary.

Triad also announced that it would continue to own and operate QHR, acquired through its purchase of Quorum Health Group, Inc. earlier this year. After evaluating whether to sell or continue operating QHR, Triad has determined that the business is more valuable to the Company than to potential buyers.

"We are very excited that Dan Moen has decided to join our Company. He brings over 20 years of healthcare experience to QHR. I have known Dan for many years and know him to be one of the most capable and experienced healthcare managers in the country," said James D. Shelton, Chairman and CEO of Triad.

"We are also very excited about QHR," Shelton added. "QHR will operate as a separate line of business and will continue to fulfill a unique role in the healthcare delivery system. However, Triad and QHR share the same mission-oriented philosophy of bringing value to the hospitals and communities we serve. Our Triad leadership team has a long and successful history of working with not-for-profit facilities to meet the healthcare needs of local communities. Retaining and operating QHR is a logical extension of this experience."

"I am really pleased to join the management of a company with Triad's reputation," said Moen. "I look forward to working with Jim Stokes, QHR's President, and the rest of the QHR team to continue delivering high quality management services to our client hospitals."

Concurrent with its quarterly earnings release on October 29, 2001, the Company expects to provide updated guidance regarding future earnings that will reflect its retention and continued operation of QHR.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected high-growth urban markets. In addition, the Company provides hospital management, consulting and advisory services to independent hospitals and health systems

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through its subsidiary, QHR. Triad has 48 hospitals and 14 ambulatory surgery centers in 16 states with approximately 9,000 licensed beds. QHR provides management and consulting services to over 200 community hospitals in 43 states.

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This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company's filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially.

Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company", "Triad", and "Triad Hospitals, Inc." as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.